Exhibit 99.1
FOR IMMEDIATE RELEASE — November 5, 2009

CONTACT:	Susan Munhall, Investor Relations Hudson City Bancorp, Inc. West 80 Century Road, Paramus, New Jersey 07652 (201) 967-8290 e-mail: smunhall@hcsbnj.com
HUDSON CITY BANCORP, INC. TO PRESENT AT THE
BANK of AMERICA MERRILL LYNCH
2009 BANKING & FINANCIAL SERVICES CONFERENCE
PARAMUS, N.J., November 5, 2009 — Hudson City Bancorp, Inc. (NASDAQ: HCBK), announced today that it will participate in the Bank of America Merrill Lynch 2009 Banking & Financial Services Conference on Tuesday, November 10, 2009. Ronald E. Hermance, Jr., Hudson City’s Chairman, President and Chief Executive Officer, will present at the conference at 11:20 AM Eastern Time.
A simultaneous audio web cast of Mr. Hermance’s presentation, will be available through the following web cast link:
http://www.veracast.com/webcasts/bas/banking09/id94105314.cfm
This link to the audio web cast will be available for 17 days following the presentation. The slide presentation and a link to the audio web cast will also be available through Hudson City Bancorp, Inc.’s website, www.hcbk.com. The link to the audio web cast presentation through our website will be available until November 27, 2009.
Hudson City Bancorp, Inc. is the parent company of Hudson City Savings Bank, a well-established community banking institution with a long-standing tradition of service excellence. Hudson City is ranked in the top twenty five U.S. financial institutions by asset size and operates a total of 131 branch offices in the New York metropolitan area. The Federal Deposit Insurance Corporation insures Hudson City Savings’ deposits.
The web cast and slide presentation referenced in this news release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as “anticipate,’ “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are based on various assumptions and analyses made by us in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.